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                                                                  EXHIBIT 10.1.1

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This Agreement (the "Agreement"), dated as of the 1st day of December, 1998, is made and entered into by and among Heartland Bancshares, Inc., a corporation chartered under the laws of the State of Florida (the "Company"), Heartland National Bank, a proposed national bank to be organized under the laws of the United States (the "Bank") (the Company and the Bank are collectively referred to herein as "Employer") and James C. Clinard (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company, the Bank, and the Executive entered into an Employment Agreement dated October 2, 1998 (the "Employment Agreement"); and

         WHEREAS, the Company, the Bank, and the Executive desire to amend the Employment Agreement;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. Section 4(b) of the Employment Agreement shall be deleted in its entirety and the following substituted in lieu thereof:

                  (b) Bonus. Beginning on the second year end, December 31, after the Bank's opening for business, or at any other time as determined by the Board of Directors, and in addition to Executive's base salary, Executive shall be eligible to receive such performance bonuses as determined in the discretion of the Board of Directors of the Bank; provided, however, that any bonus to be received by Executive shall not exceed 30% of Executive's annual base salary. The payment of any bonus pursuant to this Section 4(b) shall be contingent upon the following:

                     (i) Prior to the granting of any bonus to Executive, the Board of Directors of the Bank shall consider, and document its findings in the minutes of the meeting wherein the issue was considered, Executive's performance in light of the status of the Bank's internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and such other performance goals and objectives mutually agreed upon between Executive and such Board of Directors,

                     (ii) The overall condition of the Bank must be "satisfactory" in the opinion of the OCC as set forth in the most current OCC Report of Supervisory Activity provided in the Board of Directors of the Bank and the Uniform Financial Institution Rating of the Bank shall not be less than a "2";


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                     (iii) The Bank shall be "well capitalized" as defined under regulations promulgated by the OCC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991; and

                     (iv)  The Bank must be profitable on a cumulative basis.

         2. Section 8 of the Employment Agreement shall be deleted in its entirety and the following substituted in lieu thereof:

                  8. Additional Compensation. As additional consideration paid to Executive, Executive shall be provided with health, hospitalization, disability and term life insurance, and participation in the Bank's incentive compensation plan (in the event one is adopted by the Board of Directors of the Bank). At the first Board of Directors meeting subsequent to the completion of the Company's public offering of its Common Stock, the Company shall grant Executive options to purchase 15,000 shares of Common Stock of the Company at a purchase price equal to the fair market value of the Common Stock as of the date of the grant pursuant to the Company's Incentive Stock Option Plan, which options shall vest on the following schedule: (i) options to purchase 3,000 shares shall vest and become exercisable on the date the Bank commences business; and (ii) options to purchase 3,000 shares shall vest and become exercisable on each of the first, second, third and fourth anniversaries of the date on which the Bank commences business. All options shall be exercisable for a period of ten (10) years.

         3. Except as otherwise specifically set forth herein, all of the other terms and conditions of the Employment Agreement shall remain in full force and effect as originally written without amendment or modification.


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         IN WITNESS WHEREOF, the Company, the Bank, and the Executive have executed and delivered this Agreement as of the date first above written.

                                          "Company"

                                          HEARTLAND BANCSHARES, INC.


                                          By:    /s/ Lawrence B. Wells
                                                --------------------------------
                                                Lawrence B. Wells



                                          "Bank"

                                          HEARTLAND NATIONAL BANK


                                          By:    /s/ Lawrence B. Wells
                                                --------------------------------
                                                Lawrence B. Wells



                                          "Executive"


                                           /s/ James C. Clinard
                                          --------------------------------------
                                          James C. Clinard


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